Form C

Cover Page

Name of issuer:

Digitally Imported, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 8/24/2000

Physical address of issuer:

383 Corona Street
Suite 310
Denver CO 80218

Website of issuer:

http://www.di.fm

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

238,095

Price:

$1.05000

Method for determining price:

As determined by the issuer

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

14

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,176,935.00	$1,216,917.00
Cash & Cash Equivalents:	$689,663.00	$470,003.00
Accounts Receivable:	$329,281.00	$516,246.00
Short-term Debt:	$1,474,636.00	$1,453,220.00
Long-term Debt:	$389,757.00	$506,932.00
Revenues/Sales:	$4,537,235.00	$4,024,454.00
Cost of Goods Sold:	$865,918.00	$577,254.00
Taxes Paid:	$0.00	$0.00
Net Income:	$55,777.00	$48,035.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Digitally Imported, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gregory Ari Shohat	CEO	Digitally Imported, Inc	2000

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gregory Ari Shohat	CEO	2000
Eloy Lopez	COO	2011
Eloy Lopez	President	2011
Emily McCullough	Finance Manager	2013
Emily McCullough	Finance Director	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gregory Ari Shohat	11213211.0 Class A Common Stock	97.802

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Does anyone want this service and will they pay enough for it? The company will only succeed (and you will only make money) if there is sufficient demand for this service, people think it's a better option than the competition and the company has priced the services at a level that allows the company to make a profit and still attract business.

Technology vulnerabilities. It is possible that company's servers, software, platforms, websites and hardware may be vulnerable to unauthorized access, system failures and other security problems. Persons who circumvent security measures could wrongfully use its technology incorrectly or cause damage to its operations. It may be necessary for the company to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by any such breaches. Although our plans are to always utilize industry standard security measures, these measures may prove to be inadequate and system failures and delays may occur that could have an adverse effect on the company's financial condition, operating results and cash flow.

Any valuation at this stage is pure speculation. No-one is saying the company is worth a specific amount. They can't. It's a question of whether you, the investor, want to pay this price for this security. Don't think you can make that call? Then don't invest.

The company depends on a small management team. The company depends on the skill and experience of three individuals, Gregory Ari Shohat, Eloy Lopez and Emily McCullough. Each has a different skill set. If the company is not able to call upon one of these people for any reason, its operations and development could be harmed.

Our people are our most important asset. If we lose our key staff, we may have difficulty continuing our business as anticipated. The company's future success depends on the continued services and performances of key management, consultants and advisors. Our future success may further depend on the company's ability to attract and retain additional key personnel and third party contractual relationships. If the company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

The company is controlled by Gregory Ari Shohat. Gregory Ari Shohat, the CEO of the company, currently holds approximately 98% of all of the company's voting stock, and at the conclusion of this offering will continue to hold a majority of the company's common stock. Investors in this offering will not have the ability to control a vote by the shareholders or the board of directors.

We are competing against larger and more established service providers. We are a small service provider in a market that has many large service providers and will have to compete against companies with large marketing budgets and established distribution channels.

Market and Market size. Our potential market may not be as large or our industry may not grow as rapidly as anticipated. With a smaller market than expected, we may have fewer customers. Moreover, the potential markets for products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products, and changing customer demands. The company's success could depend on our ability to respond to changing service and product standards and technologies on a timely and cost-effective basis. In addition, any failure by the company to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on its financial condition, operating results and cash flow.

Royalties and Licenses. Our business model depends on receiving licenses to stream and disseminate music and copyrighted material of other parties, to whom we must pay royalties. Loss or disruption of licenses or increases in royalty payments would have a direct and adverse impact on the company's ability to operate. Furthermore, the business model of the company depends on licensing rights in each of sound recordings and compositions under licenses from the applicable collective rights management or societies in each relevant territory. These rights include, chiefly, the so-called "Performing" right (to stream and distribute music online) but may also include the so-called "Mechanical" right to copy music onto digital databases for distribution purposes. The company's service is primarily intended for and available to users in the United States of America, the Netherlands, the United Kingdom and Canada. In each of these countries, all necessary rights in respect of sound recordings and compositions are available on a "blanket" basis from monopoly (or oligopoly) collection societies and the company has either obtained the necessary licenses or is in advanced stages of negotiation with the licensors. Such negotiations that are still ongoing in these countries are expected to conclude in the short-term. Therefore, assuming that the company remains engaged with such licensors and is prepared to pay license fees in future at or near the amount that it has paid to date, the company's EU-based licensing advisors consider that there is no substantial legal or commercial risk in these territories.

The company's services, however, are accessible by internet users globally, irrespective of location. For territories where the company has not concluded any music licenses and does not (yet) have an ongoing relationship with applicable licensors, there is a risk that the company may be threatened with demands for license fees and/or legal claims for unauthorized use of sound recordings or compositions. On a practical level, the company's financial risk in any event is not likely to exceed a "fair and reasonable" license fee for the actual use made of those sound recordings and/or compositions in the applicable territory (plus any legal fees for local assistance with such claims). According to the company's advisors, whilst this risk is made far worse in the U.S. due to claims regularly made for very substantial "statutory damages," no other relevant country has any comparable regime. It should be noted that in some territories claims can be uplifted for "flagrant" unauthorized use but, based on the company's behavior to date, the chances of receiving any such claim are very low.

The company may choose (now or at some point in future) to mitigate such risk by initiating contact with relevant licensors in certain territories, but this would need to be managed on a case-by-case basis and, due to normal usage fluctuations for a music service of this kind, the risk in each case may vary widely over time. More commonly, music services mitigate such risk simply by accruing funds in the amount of a "fair and reasonable" license fee (as conservatively determined in conjunction with advisors) to account for actual usage in each territory on an ongoing basis. Moreover, licensors in certain territories will from time to time undergo structural or systemic changes which potentially could lead to loss or disruption of licenses, or increased demands for license fees, which could have a direct and adverse impact on the company's financial position and/or ability to operate. It may be possible for the company to accrue additional amounts to mitigate such potentially-wider risk, but this is impossible to predict with any reasonable measure of certainty and would need to be managed on a case-by-case basis.

The terms of the U.S. compulsory license for webcasting require that a royalty be paid for the transmission of all or any portion of an identifiable sound recording to a transmission recipient. While the company for many years considered a DJ compilation mix or show to be an identifiable sound recording for performance reporting purposes, the company was notified this practice was not acceptable. It is possible that the company could be found liable for additional music royalties in connection with performance of individuals tracks within such mixes/shows. In June 2015, the company began offering a portion of DJ compilation mixes and shows for interactive playback to paying subscribers in the United States and Netherlands. The individual tracks within these mixes and shows were not identified and it is likely that a large portion of the individual tracks are not licensed for interactivity. While this activity represents an insignificant amount of total listening in these countries, copyright violations in the United States especially can be significant.

The independent accountant who performed a review of the company's consolidated financial statements has issued a going concern opinion. The independent accountant who performed a review of the company's consolidated financial statements has issued a "going concern" opinion on the company's financial statements. The company generated profits in recent years; however it has an accumulated deficit of $698,923 and $753,235 as of December 31, 2016 and 2015, respectively, and current liabilities exceeded current assets by $380,513 as of December 31, 2016. The company's ability to continue as a going concern in the next 12 months after the date of the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the company will be successful in these efforts.

The independent accountant observed that these factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

The company is going to need more money. The company might not sell enough securities to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if it sells all the securities it's offering now, it will probably need to raise more funds in the future, and if it can't get them, it will fail. Even if it does make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms

We could close on this offering but still not raise enough money to get us to point where we can carry out our plans. We have set the target amount for this offering at $250,000. This will not be enough to execute all our plans to fund all of the various marketing and operational goals we set for ourselves if we were to raise the maximum net offering amount of $1,070,000. In such event, we will have to raise the balance of the funds we need from other sources, and may find it difficult to do so.

The company has limited working capital and there may not be sufficient financial resources available to carry out planned operations. We depend upon timely availability of adequate working capital in order to meet the objectives of our technology development and business plans. We estimate that the additional externally-generated equity investment will allow for the company to achieve self-sustaining positive cash flow and currently plan that this funding will be provided by the proceeds of this offering, but there can be no assurance that positive cash flow will ever occur. There can be no assurance that the company will sell the maximum number of shares offered in this offering, or that our development and commercial operations will not require additional capital greater than or sooner than currently anticipated. If the company is unable to obtain additional capital if needed, in the amount and at the time needed, this may restrict planned development and/or rate of growth of our sales; limit our ability to take advantage of future opportunities; negatively affect its ability to implement its business strategies and meet its goals; and possibly limit its ability to continue operations. The company's working capital requirements may significantly vary from those currently anticipated.

Intellectual Property. The company's profitability may depend in part on its ability to effectively protect its proprietary rights, including obtaining patent and copyright protection for its methods of producing the services, preserving its service and trade marks, maintaining the secrecy of its internal workings and preserving its trade secrets, as well as its ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that (i) any company - related patents or copyrights will be issued from any pending or future patent applications; (ii) the scope of any patent or copyright protection will be sufficient to provide competitive advantages; (iii) any patents or copyrights the company obtains will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the company patents, copyrights and its other proprietary rights. Unauthorized parties may try to copy aspects of services, products and technologies or obtain and use information it considers proprietary. Policing the unauthorized use of proprietary rights is difficult and time-consuming.
The company cannot guarantee that no harm or threat will be made to its intellectual property.

In addition, the laws of certain countries are not expected to protect our intellectual property rights to the same extent as do the laws of the United States. Administrative proceedings or litigation, which could result in substantial costs and uncertainty, would be time-consuming and could have a material adverse effect on our business, operating results and financial condition, may be necessary to enforce our patent or other intellectual property rights or to determine the scope and validity of the proprietary rights of others. There can be no assurance that third parties will not assert patent or copyright infringement claims in the future with respect to its products or technologies. Any such claims could ultimately require us to enter into license arrangements or result in litigation, regardless of the merits of such claims.

Use of proceeds. The company has broad discretion on how to allocate the proceeds received as a result of this stock sale and may use the proceeds in ways that differ from the proposed uses discussed in this Form C. If the company fails to spend the proceeds effectively, its business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

You can't easily resell the securities. The securities are "restricted," which means you can't resell them freely (and you might need to pay a lawyer if you do resell them). More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

Some of the company's investors have greater voting rights than you do. The terms of the Class B Common Stock include the restriction on the voting rights of the holders thereof. As a holder of Class B Common Stock, you have no voting rights, except as required by law. Aside from the statutory rights you may have, your ability to affect decision-making at the company is significantly limited. Your investment in the company is therefore riskier than the investment made by these investors.

Increasing costs of user acquisition in the digital media ecosystem could have a negative impact on margins. If marketing and other costs necessary in order to gain users increase, our profit merging may be adversely impacted and our financial results may suffer.

Regulatory or licensing contract changes are always a possibility (increased music royalties). Changes in governmental regulation regarding music distribution or our industry could adversely impact our ability to provide the services we historically provided to our users and subscribers. Moreover, changes in the terms of the various licensing and royalty agreements to which we are a party could cause us to modify the types and amount of music and service we can provide to our users and subscribers. Such changes could undermine our business model and affect our ability to earn revenues we historically have been able to earn.

Hacking of software and databases or other electronic disruption of business operations (e.g. denial of service attack). Our services are rendered online. Any software or database or electronic disruption of business operations attack would have a materially adverse impact on our ability to provide any of our services.

Value Added Tax (VAT).

The Company's business qualifies as an "Electronically Supplied Service" under the EU VAT regulations. Until January 1, 2017, the Company had not collected and, thus, had not remitted VAT. As the burden of collection is with the supplier of the Electronically Supplied Service, this could represent unasserted potential claims against the Company that could result in a loss to the Company in a material amount for the years in which the Company sold its subscriptions into the European Union. The Company has taken all steps as of January 1, 2017 to properly collect and remit VAT for sales to European Union customers.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: The Company plans to increase its marketing spend, currently planning on allocating 90% of net proceeds. Our plans are to use a majority of the marketing-allocated funds on user acquisition campaigns that will include mobile and web ads. Additional spend will be focused on brand marketing at events and in brand partnerships. A portion of the proceeds of the offering is intended to be allocated as a bonus to employees that played a key role in the offering. The remainder approximately 10% is intended to be unallocated and used at the discretion of the Company. All allocations are estimated and net of approximately 4% commissions and costs of issuance.

If we raise: **$1,070,000**

Use of Proceeds: The Company plans to increase its marketing spend, currently planning on allocating 75% of net proceeds. Our plans are to use a majority of the marketing-allocated funds on user acquisition campaigns that will include mobile and web ads. Additional spend will be focused on brand marketing at events and in brand partnerships. A portion of the proceeds of the offering is intended to be allocated as a bonus to employees that played a key role in the offering. Approximately 5% of the offering proceeds is intended to be allocated to increase executive salaries. The remainder approximately 20% is intended to be unallocated and used at the discretion of the Company, likely to make key hires in marketing and content. All allocations are estimated and net of approximately 4% commissions and costs of issuance.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Restated Certificate of Incorporation and Amended and Restated Bylaws

The restated certificate of incorporation of the company provides that the company has the authority to issue up to 20,000,000 shares of Class B non-voting shares at a par value of $0.001. Additionally, no holder of any of the shares of the company shall have any preemptive right to purchase or subscribe for any shares which may be sold or offered for sale by the company.

Under the company's amended and restated bylaws, the company may, but is not required to, certificate its Class B Common Stock. The Class B Common Stock is non-voting stock, meaning shareholders of such stock shall not have the rights to vote on any corporate matters of the company, except as may be required by New York law. Other than voting rights, the rights of Class B Common Stockholders is the same as Class A Common Stockholders of the company.

Shares of Class B Common Stock are generally transferable only on the company's books, upon surrender of the certificate for the shares of stock, properly endorsed.

Holders of Class B Common Stock are entitled to attend meetings of the shareholders, however the amended and restated bylaws provide that only shareholders entitled to vote shall be counted for purposes of establishing quorum of a shareholder meeting and that notice of meetings only needs to be provided to each shareholder entitled to vote at the meeting.

Class B Common Stock are in parity with the Class A Common Stock of the Company with respect to dividends and liquidity of the Company.

Subscription Agreement

To view a copy of the Subscription Agreement you will purchase, please see Appendix B, Investor Contracts. The main terms of the Subscription Agreement are provided below.

Investors who enter the subscription agreement of this offering agree to purchase shares of non-voting Class B Common Stock of the company at a purchase price of $1.05 per share. The purchase price of the Class B Common Stock of the company will be paid simultaneously with execution and delivery of the subscription agreement. Payment of the securities will be received by Boston Private Bank as escrow agent and, at closing, the escrow agent will release such funds to the company.

Transfers/Resales.

Each investor agrees in the subscription agreement that during the one year period beginning on the date that the investor acquires Class B Common Stock under the subscription agreement, it will not transfer such securities except:

(i) To the company;

(ii) To an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act;

(iii) As part of an offering registered under the Securities Act with the SEC; or

(iv) To a member of the investor's family or the equivalent, to a trust controlled by the

Investor, to a trust created for the benefit of a member of the family of the investor or equivalent, or in connection with the death or divorce of the Investor or other similar circumstance.

Revisions to Manner of Holding

In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company (Crowdfunding SPVs) to make offerings under Section 4(a)(6) of the Securities Act, investor agrees to exchange the Class B Common Stock for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Securities Act. Investor agrees that in the event the investor does not provide information sufficient to effect such exchange in a timely manner, the company may repurchase the Class B Common Stock at a price to be determined by the Board of Directors. Investor further agrees to transfer its holdings of securities issued under Section 4(a)(6) into street name in a brokerage account in investor's name, provided that the company pay all costs of such transfer. Investor agrees that in the event the investor does not provide information sufficient to effect such transfer in a timely manner, the company may repurchase the Class B Common Stock at a price to be determined by the Board of Directors.

The company determined an implied pre-money valuation of approximately $12,000,000.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Under the company's amended and restated bylaws, each outstanding Class A Voting Common Stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, and in all elections for directors, every shareholder holding Class A Voting Common Stock shall have the right to vote the number of such shares owned by such shareholder for as many persons as there are directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Each shareholder holding Class A Voting Common Stock may vote either in person or by proxy as provided in the amended and restated bylaws

Under the company's restated certificate of incorporation and amended and restated bylaws, shareholder action, which may include modification of terms of securities being offered, may be taken without a meeting if a written consent to the action is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	20,000,000	0	No
Class A Common Stock	20,000,000	11,465,192	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	Up to 50% of outstanding company stock, however phantom stock is not equity in company; See Phantom Stock below for additional detail

Describe any other rights:

Class A Common Stock

The restated certificate of incorporation of the company provides that the company has the authority to issue up to 20,000,000 shares of Class A voting shares at a par value of $0.001, of which 11,465,192 are issued and outstanding formerly classified as voting common shares. Additionally, no holder of any of the shares of the company shall have any preemptive right to purchase or subscribe for any shares which may be sold or offered for sale by the company.

Holders of Class A Common Stock shall have all rights to attend shareholder meetings, receive notice of such meetings and be considered for establishment of quorum at such meetings. Furthermore, Class A Common Stockholders will have the right to vote on corporate matters, unlike Class B Common Stockholders who shall have no such rights under the company's restated certificate of incorporation or amended and restated bylaws.

Under the company's amended and restated bylaws, each outstanding Class A Voting Common Stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, and in all elections for directors, every shareholder holding Class A Voting Common Stock shall have the right to vote the number of such shares owned by such shareholder for as many persons as there are directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Each shareholder holding Class A Voting Common Stock may vote either in person or by proxy as provided in the amended and restated bylaws

Under the company's restated certificate of incorporation and amended and restated bylaws, shareholder action, which may include modification of terms of securities being offered, may be taken without a meeting if a written consent to the action is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Cumulative voting is not permitted in election of directors.

Phantom Stock

In 2014, the company established a phantom stock employee incentive program and approved a form of phantom stock and change in control agreement. This program provides awards to compensate for appreciation in the stock equity of the company and does not require the issuance of additional shares of stock. In 2016, the company merged with AudioAddict, Inc., which also maintained a phantom stock program, and AudioAddict, Inc.'s phantom stock awards, as well as the company's prior awards, were honored and substituted by the company's 2016 amended and restated phantom stock and change in control agreement. Phantom stock is not equity in the company. Under the program, the company authorizes the issuance and have outstanding up to 50% of the outstanding stock of the company as the phantom stock units or stock appreciation at any time. The form of phantom stock agreement revokes all prior stock option grants made to the grantee. Phantom stock under this agreement are hypothetical shares of common stock of the company. The phantom stock is not transferrable. Distributions of the difference between the fair market value of the vested phantom stock determined as of the date of grant and the distribution event are made to the grantee within 30 days after a change of control. A change of control may include acquisition of 51% of the then-outstanding voting securities of the company by any person, entity or affiliated group, excluding any employee benefit plan of the company, consummation of a merger or consolidation of the company into another company, such that the holders of the voting securities of the company immediately prior to such merger or consolidation are less than 51% of the combined voting power of the securities of the surviving company or the parent of such surviving company; or sale or other disposition of all or substantially all of the assets of the company to an unaffiliated organization. Distribution payments under the agreement is in the form of cash, stock or other equity determined by the board. Other distribution events include death of the grantee, disability or separation of service. Payment of vested benefits following these distribution events provides for payment in annual installments, subject to the vested value of the grantee's benefits.   For the years ending December 31, 2016 and 2015 the total number of phantom stock units authorized for issuance were 5,732,596 and 5,000,000, respectively. Vested phantom stock awards for the years ending December 31, 2016 and 2015 were 2,869,118 and 1,962,874, respectively.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the investor holds no voting rights, the holders of a majority of Class A Common Stock, which possesses voting rights in the company, could limit the investor's rights in a material way. For example, those stockholders could vote to change the terms of the agreements governing the company's operations or cause the company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the investor will have as an owner of equity in the company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an investor's stock holdings in the company may be diluted. This means that the pro-rata portion of the company represented by the investor's securities will decrease, which could also diminish the investor's voting and/or economic rights. In addition, as discussed above, if a majority of the Class A Common Stockholders with voting rights cause the company to issue additional equity, an investor's ownership interest will typically also be diluted.

Based on the risk that an investor's rights could be limited, diluted or otherwise qualified, the investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 22.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholders have the right to redeem their securities at any time. The principal shareholders could decide to force the Company to redeem their Class A securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The following sets forth the outstanding indebtedness of the company as of June 30, 2017. The aggregate outstanding principal amount of the indebtedness as of such date is $76,939.84.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $100,000
Interest Rate: 1.80%
Loan Date: May 7, 2014
Maturity Date: May 15, 2019
Other Material Terms: Note was made by AudioAddict, Inc. to Sky FM, LLC. Digitally Imported, Inc. and AudioAddict, Inc. merged on or about December 2, 2016, with Digitally Imported, Inc. being the surviving entity; Sky FM, LLC (now Radio Now) and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.89%
Loan Date: July 2, 2014
Maturity Date: July 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.90%
Loan Date: November 20, 2014
Maturity Date: November 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.75%
Loan Date: January 20, 2015
Maturity Date: January 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.70%
Loan Date: February 19, 2015
Maturity Date: February 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.47%
Loan Date: March 13, 2015
Maturity Date: March 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $25,000
Interest Rate: 1.53%
Loan Date: May 22, 2015
Maturity Date: May 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The company is a party to a master services agreement which was originally entered into as of July 1, 2015, as amended by a first amendment dated January 1, 2017 and a second amendment dated April 1, 2017 by and between the company, as successor to AudioAddict, Inc.. and Radio Now, LLC, under which the company will provide: services to Radio Now, LLC, such as developing, maintaining and operating a subscription membership system on the basis of SaaS; tools, software and APIs to power general streaming operations of Radio Now, LLC's website, subscription membership site and general public site; streaming services to Radio Now, LLC's website; hosting services to Radio Now, LLC's website; services to develop and maintain mobile apps and software that are white labeled; and services to handle and maintain advertising integration into its streaming systems, allowing advertising to be served on Radio Now, LLC's network of channels. In consideration of these services, the company will retain 70% of gross monthly collections for membership subscription fees and Radio Now, LLC will receive the remaining 30%. Furthermore, the company will retain 70% of monthly collections from all sources for advertising facilitated by the company after commission fees are paid to third party agencies, and Radio Now, LLC will receive the other 30%. The company merged with AudioAddict, Inc. on or about December 2, 2016. Radio Now, LLC is owned by the spouse of Gregory Ari Shohat, the company's CEO and majority shareholder.

The company is a party to a master services agreement which was originally entered into as of July 1, 2015, as amended by a first amendment dated January 1, 2017 and a second amendment dated April 1, 2017 by and between the company, as successor to AudioAddict, Inc.. and Radio World, LLC, under which the company will provide: services to Radio World, LLC, such as developing, maintaining and operating a subscription membership system on the basis of SaaS; tools, software and APIs to power general streaming operations of Radio World, LLC's websites, subscription membership site and general public site; streaming services to Radio World, LLC's websites; hosting services to Radio World, LLC's websites; services to develop and maintain mobile apps and software that are white labeled; and services to handle and maintain advertising integration into its streaming systems, allowing advertising to be served on Radio World, LLC's network of channels. In consideration of these services, the company will retain 70% of gross monthly collections for membership subscription fees and Radio World, LLC will receive the remaining 30%. Furthermore, the company will retain 70% of monthly collections from all sources for advertising facilitated by the company after commission fees are paid to third party agencies, and Radio World, LLC will receive the other 30%. The company merged with AudioAddict, Inc. on or about December 2, 2016. Radio World, LLC is majority owned by Gregory Ari Shohat, the company's CEO and majority shareholder, and a trust established for the majority shareholder's children.

The following sets forth the outstanding indebtedness of the company as of June 30, 2017. The aggregate outstanding principal amount of the indebtedness as of such date is $76,939.84.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $100,000
Interest Rate: 1.80%
Loan Date: May 7, 2014
Maturity Date: May 15, 2019
Other Material Terms: Note was made by AudioAddict, Inc. to Sky FM, LLC. Digitally Imported, Inc. and AudioAddict, Inc. merged on or about December 2, 2016, with Digitally Imported, Inc. being the surviving entity; Sky FM, LLC (now Radio Now) and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.89%
Loan Date: July 2, 2014
Maturity Date: July 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.90%
Loan Date: November 20, 2014
Maturity Date: November 15, 2019
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.75%
Loan Date: January 20, 2015
Maturity Date: January 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.70%
Loan Date: February 19, 2015
Maturity Date: February 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $50,000
Interest Rate: 1.47%
Loan Date: March 13, 2015
Maturity Date: March 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

Creditor: Radio Now, LLC (formerly Sky FM, LLC)
Original Principal Amount of Debt: $25,000
Interest Rate: 1.53%
Loan Date: May 22, 2015
Maturity Date: May 15, 2020
Other Material Terms: Radio Now, LLC and Digitally Imported, Inc. are related parties.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Financial condition

Financial Condition January 1, 2017 Through June 30, 2017

The following discussion includes information based on our unaudited operating data for 2017 and is subject to change once we complete our fiscal year, prepare our consolidated financial statements and our accountant completes a financial review of those statements.

The Company's total income for the period beginning January 1, 2017 and ending June 30, 2017 is $2,180,540, with costs of goods sold calculated at $499,839, for a gross profit of $1,680,701. Our total expenses for this period were $2,010,741, which includes, among other expenses, staffing costs of $1,615,460. As a result of the foregoing factors and an additional amount of $5,060 of net other income, the net loss for the Company for this period was ($324,980).

The US cash balance decreased from ~$280k on 5/31/2017 to $196k on 6/30/2017, a decrease in the cash balance of ~$84k.

The average monthly accrual basis loss for Digitally Imported has been ~$54k. The $54k is on an accrual basis, not a cash basis and does not include other sources of cash or contemplate the fact that we sell a large portion of annual and two year subscriptions which bring on cash but do not represent immediate cash outflows. If we were not successful with funding (and thus obtaining increased revenues from an expanding user base) – we will make changes to our costs as an organization to ensure that we would continue to be able to function and extend our 12 month runway further into the future.

If we do not receive funding from this CrowdFunding transaction we expected our monthly expenses to decrease in the short and mid term. If we receive funding, our monthly expenses will increase due to increased marketing spend and key hires, as noted in the Use of Funds section.

Financial Condition Years Ending December 31, 2016 and 2015

The following discussion includes information and results based on our consolidated unaudited financial statements and independent accountants review report for the years ending December 31, 2016 and 2015, which reflect the operations of AudioAddict, Inc., a company under common control that was merged into the company on or about December 2, 2016. The financial statements also consolidate the results of AudioAddict, Inc.'s wholly owned subsidiary, AudioAddict, Ltd., that was formed in January 2016.

Results of Operations

The Company generates various forms of revenue. Its subscription revenue is generated via sale of premium service, which includes advertisement-free content access and enhanced audio quality on supported devices, along with subscription terms of varying length from one month, to annual to a two-year subscription options. Revenues under these arrangements are recognized over the term of the subscription. The company also recognizes platform revenue, by which it provides IT infrastructure, streaming media, membership services, advertising integration, software development and other assorted administrative services to other online webcasting companies, Radio Now, LLC and Radio World, LLC. The company also derives revenue from advertising. Such revenue is mainly sourced from audio, display and mobile display advertising.
The company's total revenues for the year ended December 31, 2016 were $4,537,235, a 13% increase from $4,024,545 in 2015. Total revenues consist of revenues from subscriptions, platform licensing and advertising as well as other revenues. The company's revenues were primarily derived from the subscription and platform licensing which were $2,353,483 and $1,798,288 in 2016, respectively. The primary driver of changes from the year ending December 31, 2015 were increases in number of subscribers, a higher average price point, and a general increase in platform licensing revenues. There was no one single primary driver for the changes which could be singled out. Rather, likely a combination of our various efforts relating to user acquisition, retention, and especially conversion to subscription services.

Cost of revenues primarily include the cost of music royalties, order fulfillment costs, advertising delivery technology costs, bandwidth costs associated with streaming musical content to our listeners, depreciation expense and other music content costs. Cost of revenues increased to $865,918 in 2016 from $577,254 in 2015, or 50%, primarily due to increases in licensing and payment processing costs in 2016. Starting with 2016, a new licensing scheme came to pass with SoundExchange, and the result was a higher cost under the new rate structure compared to the one the company was under for prior years. Additionally, the company began offering subscriptions through app stores which have higher payment processing costs. Accordingly, gross margins decreased as well. Gross profit (revenues less the cost of producing those revenues) increased to $3,671,317 in 2016 from $3,447,200 in 2015, while gross margins in 2016 were 81%, compared to 86% in 2015.

The company's operating expenses consist of: (i) compensation, which includes employee and consultant related costs such as salaries, consulting fees, benefits related to employees, health insurance, equity based compensation costs, travel and payroll taxes; (ii) general and administrative costs, which includes principally internal and external information technology, rent, utilities, business insurance, bad debt expense related to notes receivable, subscriptions and software licenses, depreciation, professional fees (including legal, accounting and other consultants) and other administrative expenses; and (iii) marketing expenses, which principally include digital advertising costs and direct listener communication costs, including email processing and mobile phone communication deliveries. Operating expenses in 2016 amounted to $3,613,267, a 6.5% increase from $3,392,573 in 2015. The primary components of this increase were due to additional staffing.

As a result of the foregoing factors, the company's net income from operations was $58,050 in 2016, a 6.3% increase from net income of $54,627 in 2015.

Other income/(expenses) primarily consist of interest expense, other income and foreign income tax expenses. Other income/expenses amounted to ($2,273) in 2016, a 66% decrease from ($6,592) in 2015, however the company has not determined the reasons for such decrease due to the relatively small dollar amount of the decrease.

As a result of the foregoing factors, the company's net income for 2016 was $55,777, an increase of 16% from net income of $48,035 in 2015.

Liquidity and Capital Resources

As of June 30, 2017, the Company reports total checking/savings of $196,360, total accounts receivable of $450,33 and total other current assets of $122,487. In addition, the Company reports total fixed assets of $81,228 and total other assets of $12,079, resulting in the Company having total assets of $862,487. Furthermore, the Company reports total current liabilities of $1,752,957 and total long-term liabilities of $142,759, yielding total liabilities of $1,895,715.

To date, our activities have been funded from our revenues (less our expenses) as well as capital raised through the initial issuances of stock of the Company to our current shareholders and related party loans described above in Question 24 above. The company will continue to fund working capital through its ability to generate cash flow from operations and will supplement such cash flow by either sales of securities in this offering, loans from third parties or an additional securities offering.

Achieving the target offering, net of the 4% of costs of the offering, will result in an approximate 122% increase in cash on hand for the Company. These funds will provide the immediate cash infusion which will enable the Company to pursue its uses of proceeds as discussed herein, which it would have otherwise been precluded from pursuing without such funds.

These funds are necessary to the long-term viability of the Company and its effort to continue to expand its product and service offerings and marketing efforts to attract more users and subscribers.

The Company anticipates immediately deploying the available cash proceeds raised by this offering to advance the uses identified herein.

Indebtedness

The company has several outstanding notes payable to Radio Now, LLC, a related party. For the years ended December 31, 2016 and 2015, the aggregate outstanding amounts paid under such notes were $57,428 and $139,105, respectively. Furthermore, the company has an outstanding note payable to Radio World, LLC, another related party. For the years ended December 31, 2016 and 2015, the aggregate outstanding amounts paid under such note were $5,200 and $433, respectively. As of June 30, 2017, the aggregate outstanding principal amount of the Company's indebtedness was $76,939.84. For further information regarding the company's outstanding notes payable, see above.

Phantom Stock

In 2014, the company established a phantom stock employee incentive program and approved a form of phantom stock and change in control agreement. This program provides awards to compensate for appreciation in the stock equity of the company and does not require the issuance of additional shares of stock. In 2016, the company merged with AudioAddict, Inc., which also maintained a phantom stock program, and AudioAddict, Inc.'s phantom stock awards, as well as the company's prior awards, were honored and substituted by the company's 2016 amended and restated phantom stock and change in control agreement. Phantom stock is not equity in the company. Under the program, the company authorizes the issuance and have outstanding up to 50% of the outstanding stock of the company as the phantom stock units or stock appreciation at any time. The form of phantom stock agreement revokes all prior stock option grants made to the grantee. Phantom stock under this agreement are hypothetical shares of common stock of the company. The phantom stock is not transferrable. Distributions of the difference between the fair market value of the vested phantom stock determined as of the date of grant and the distribution event are made to the grantee within 30 days after a change of control. A change of control may include acquisition of 51% of the then-outstanding voting securities of the company by any person, entity or affiliated group, excluding any employee benefit plan of the company, consummation of a merger or consolidation of the company into another company, such that the holders of the voting securities of the company immediately prior to such merger or consolidation are less than 51% of the combined voting power of the securities of the surviving company or the parent of such surviving company; or sale or other disposition of all or substantially all of the assets of the company to an unaffiliated organization. Distribution payments under the agreement is in the form of cash, stock or other equity determined by the board. Other distribution events include death of the grantee, disability or separation of service. Payment of vested benefits following these distribution events provides for payment in annual installments, subject to the vested value of the grantee's benefits. For the years ending December 31, 2016 and 2015 the total number of phantom stock units authorized for issuance were 5,732,596 and 5,000,000, respectively. Vested phantom stock awards for the years ending December 31, 2016 and 2015 were 2,869,118 and 1,962,874, respectively.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

The officers identified in Question 5 herein are all full-time employees of the Company.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.di.fm/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Digitally Imported Inc Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Eloy Lopez
Emily McCullough
Gregory Ari Shohat

Appendix E: Supporting Documents

NYS_Restated_Certificate_of_Incorporation.pdf
DI_-_A_R_Bylaws__8-__-17_.docx

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Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

INVEST IN DIGITALLY IMPORTED

Curated electronic music streaming service with a human touch

"Since 1999, Digitally Imported has offered electronic music fans a way to listen to the music they love. By hand-curating our entire catalog, we make it easy to find good electronic music and stream it from our website and mobile apps. Today, DI has millions of registered listeners and is the electronic music market's first service to offer streaming radio, on-demand listening, and track purchases in a single user experience and brand. Fans can listen for free or upgrade to our Premium service.



Ari Shohat
FOUNDER AND CEO, DIGITALLY IMPORTED


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raised of $250K goal
$100 min
INVEST
by Wefunder Portal LLC

Priced Round

$12.1M pre-money valuation | **$1.05**/share

If you invest, you're betting Digitally Imported will be worth more than $12.1M in the future.

INVESTOR PERKS

$100+	DI.FM Decal Set
$500+	DI.FM Decal Set + Power Bank
$1,000+	DI.FM Decal Set + Power Bank + 1 year free Premium
$2,000+	DI.FM Decal Set + Power Bank + Backpack + 3 years free Premium
$5,000+	DI.FM Decal Set + Power Bank + Backpack + Premium Lifetime Membership

OUR AMBITION

The global electronic music market is valued at $7.1 Billion annually, and is growing fast with a 60% increase over the past 3 years. We have grown at a steady rate since 1999, but our vision is to grow DI.FM at a more rapid pace and take advantage of the booming electronic music market while it's hot. We plan to use investment money for aggressive user acquisition and converting more listeners to active Premium subscribers. Our plans also include expanding our services in the UK and Germany.

KEY FACTS

- Over $4,537,235 in revenue in 2016
- 453% growth in Active Premium Subscribers since 2010 (32,729 total)
- 353% growth in Active Premium Subscribers since 2010 (32,729 total)
- 495,000+ unique monthly listeners
- 28% of our audience tunes in every day, 78% tune in at least once per week
- 2012 winner of "Best Music App" at the International Dance Music Awards
- 2010 winner of "Best Global Radio" at the International Dance Music Awards
- 2010 winner of "Best Global Radio" at the International Dance Music Awards

di.fm

TECH SOFTWARE ENTERTAINMENT APP B2C MUSIC SAAS

WHY I LIKE DIGITALLY IMPORTED

I'm really proud to say my partnership with DI.FM is a longstanding one. The team there has been a fantastic supporter of the Corsten Countdown for countless years and their contribution towards pushing the show and the sounds of scene forward is truly amazing. Their radio platform has enabled not just myself but thousands of DJs all around the world to connect fans with new music. I look forward to continue being a part of the DI.FM family to grow their amazing radio network!



Ferry Corsten

DJ AND PRODUCER, FLASHOVER RECORDINGS

THE BUZZ ABOUT DIGITALLY IMPORTED

As one of our longest running partners, Digitally Imported has proven to be the perfect home for UMF Radio. Our channel serves as a flexible platform that enables our fans around the world to connect with us on a daily basis, reliving live performances from Ultra Music Festival and our other worldwide events.

Ultra Music Festival

Some services offer curated playlists, but the options are limited, it takes too much time to find a good one and often times the playlist gets played out and you have to find another. Enter Digitally Imported. Digitally Imported is the highest ranking and most listened to streaming radio network for electronic music fans around the globe.

Magnetic Magazine

engadget

Public Access - The New Economics of Online Music: How Listeners Will Pay for Free Streaming in 2016

November 30, 2016

Digital music services have explored a variety of business models in the quest to attain profitability, with most listeners inclined to ignore industry ups and downs. But whether listeners realize it or not, the era of blissful ignorance has just come

Billboard

How Digitally Imported Will Become a One-Stop Shop for EDM

November 30, 2016

Digitally Imported, the Denver-based internet radio service catering to electronic music fans (also known as di.fm), today announced that it will integrate streaming radio, on-demand features and e-commerce into its business model, effectively

AUDIOHQ

AudioHQ signs exclusive ad deal with Digitally Imported

November 1, 2016

AudioHQ has entered a deal to be the exclusive seller of audio advertising inventory for electronic music specialist Digitally Imported. The exclusive partnership is for the United States and will begin in 2017. Digitally Imported began a concerted effort this

AUDIOHQ

Digitally Imported launches track purchasing to complete "All Inclusive" platform

May 27, 2016

Digitally Imported (DI.fm), the electronic music destination, today announced that it has launched its track purchase program, completing an ambitious reinvention of its service as a one-stop portal for whatever kind of music consumption the user prefers.

Discover Perfectly Curated Channels On The World's #1 EDM Radio Streaming Network
March 15, 2016

With the abundance of streaming services like Spotify, Apple Music, Amazon Prime Music and others, we are seeing one key problem, there's just too much music. Each service boasts the "biggest catalogue in the world" of music, which is great, but what

Digitally Imported announces audience growth metrics
March 2, 2016

Electronic music specialist Digitally Imported has released a status announcement of its audience growth. Increases in paid subscriptions to the listening platform have been accomplished, and in today's report are broken out by monthly and annual

Digitally Imported Radio Optimizes Its Interface For Tablets And Landscape Orientation
February 2, 2016

If you want to stream electronic music, Digitally Imported (di.fm) is one of the best sources you can turn to. The service's Android app, Digitally Importe... by Rita El Khoury in Applications, News

Digitally Imported for Android now tablet optimised and it looks good - Ausdroid
January 29, 2016

I wrote about Digitally Imported a little while back when I discovered that it supported Chromecast, even though the feature had actually been available for a few months. I'd never noticed. Anyhow, Digitally Imported - for those that don't know - is

Personalized Online Radio For Electronic Music Fans


SAMSUNG



DI.FM is devoted entirely to quality electronic music. At other companies such as Pandora, Spotify, and Apple, electronic music has become a commodity that gets lost in the sea of other available music. Listeners have to do a lot of digging to find what they're looking for. DI.FM is the premiere service for those with a deep passion for electronic music.

Human curation is the central pillar of our mission to continually deliver the best online musical experience. Our reputation is built on filtering content, and our curation allows listeners to enjoy what is termed a "lean back experience." When you start listening, we want the music to continue to be so good that no skipping is required. Our listeners trust us to play what they want to hear.



$4,537,235

Revenue In 2016

Consistent Growth And Retention

We have a very high number of returning subscribers, demonstrating that the service provides a lasting value. 90% of our audience has been listening for over a year, and we have experienced 422% growth in active premium subscribers since 2010.



50,000
40,000
30,000
20,000
10,000
0
10M
8M
6M
4M
2M
0
Mobile App Downloads (2016): 9+ Million
Unique Paid Subscribers (2016): ~43,600
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Total Unique Paid Subscribers
App Downloads

Our mobile application has been downloaded and installed over 9 million times, and has gained considerable traction over the past 5 years.

Timeline

December 1999

Digitally Imported Founded By Ari Shohat

DI.FM founded to share electronic music with fans around the world.

October 2002



10,000 Concurrent Listeners

Concurrent listener numbers peak at over 10,0000 for the first time.

October 2005

Reached 50,000 Concurrent Listeners On Our Channels For The First Time

August 2010



iOS App Launch

DI.FM app featured on the iTunes App Store making it to the #6 spot for music apps .

July 2011

Android App Launch

DI.FM Android App is featured on Google Play resulting in 1.5 Million downloads in a month .

January 2013

DI.FM Reaches 1 Million Registered Users

March 2016



DI.FM surpasses 4 Million Registered Users

September 2016

DI.FM Mobile Apps Surpass 9 Million Total Downloads

Next Steps

Our goal is to progress with our continuous technology improvements and grow the service by acquiring new listeners at a much greater pace than ever before. For user acquisition, we have run a number of tests and have learned our costs for acquiring new listeners and Premium subscribers, and we now know how to do this profitably. Our next steps are centered around marketing through a variety of channels to tell more people about DI.FM, win over new listeners, and then convert them to our paid Premium subscription.



SHARE IN OUR PASSION FOR THE VIBRANCY OF ELECTRONIC MUSIC

Dear fans of DI.FM and prospective investors,

From humble beginnings in my university dorm room, DI.FM has grown into what is today the largest streaming company dedicated exclusively to electronic music.

I started DI.FM because as I fell in love with the beats and the vibrancy of electronic music, my real passion became sharing and exposing it to others. I had no doubt that many others would love the music as much as I did, but since there was nowhere else to get it I set out to make a way for people to access it from anywhere.

Now with over 90 channel curated by hand, millions of listeners, app downloads, and registered users, DI.FM today continues that same mission of spreading the best electronic music to familiar and new fans alike. In further pursuit of this effort, and for the very first time since I founded the company, DI.FM is briefly opening its doors to a limited investment round, offered here through the Wefunder platform. It's a new step forward for us, but we're doing it with the purpose of expanding our reach and accelerating our growth.

We are asking our community of fans and others on Wefunder to invest in DI.FM to help us reach our essential next goals. It's a unique opportunity and it lets you directly participate in making DI.FM an even bigger success.

While there's a lot of detail on our Wefunder page, I would like to share with you the most personal reasons why I believe investing in DI.FM now is a good idea:

1) The global electronic music market is valued at $7.1 Billion annually and is growing fast with a 60% increase over the past 3 years. We are well poised to take advantage of it.

2) We live and breathe electronic music. Our approach is both personal and highly specialized, which is why no other streaming company has been able to replicate our knowledge or commitment.

3) As an independent webcaster, we're keeping the full spectrum of electronic music alive and available to the world, not just what's most popular or deemed worthy by some corporate logic or popularity algorithms.

4) We are a music tech company, which means half of our DNA is also in tech. You are not only investing in DI.FM the brand, but into the team, the platform, and the intellectual property which makes it all work.

5) We have had a 422% growth in Active Premium Subscribers since 2010 (33,500 total).

6) Speaking of subscriptions, electronic music fans convert to paid subscriptions at considerably higher levels when compared to many other major music genres. Our audience values niche content, and is willing to pay for a good experience.

7) DI.FM is operated by people with experience who are dedicated to professionalism. We have consistently punched above our weight with the resources available to us, and we will continue and work tirelessly for your investment as well.

8) This is a limited time opportunity to invest. The SEC crowdfunding rules preclude us from raising more than $1 Million per round from non-accredited investors, which applies to the majority of people. This in turn means that we are expecting this round to fill up rather quickly.

I encourage you to look through all the available material posted here on WeFunder to get better acquainted about our business.

I hope that if you've made it this far down, then you love what we do and may have the means to join us by investing in our future. Please consider investing in DI.FM to help us grow to the next level.

Let's make DI.FM a great success, together!



Ari Shohat, Founder and CEO of DI.FM

SHOW LESS

FOUNDER

Gregory Ari Shohat, Chief Executive Officer

Gregory Ari Shohat is currently the Chief Executive Officer of Digitally Imported, Inc.. He has served in that position since founding Digitally Imported, Inc. (formerly known as Webmedia Consulting, Inc.), from August 2000 to the present date. Prior to... [+ READ MORE]



Ari Shohat

Founder and CEO

Ari Shohat is an entrepreneur with over 17 years of experience in streaming media. He founded DI in 1999 while earning a degree in Computer Science and has extensive hands-on Development experience.

AND THE REST OF THE TEAM



Eloy Lopez

President and COO

Eloy Lopez serves as DI.FM's COO and President. He co-founded Beatport in 2004 and served as its Chief Operating Officer and President until leaving the company in June 2010.

DETAILS

What is Digitally Imported? ^

– COLLAPSE ALL

Digitally Imported, or DI.FM as we refer to our brand, is an Internet radio service focused on electronic music. I started it in 1999 as a hobby when I was away at college. I found it really odd and frustrating that I couldn't find a lot of the music I enjoyed, which at that time was electronic music mostly coming from Europe. It just wasn't available on any US radio stations, so I thought that broadcasting it via Internet radio would be a good way to reach an audience.

Once I created DI.FM, I quickly found that it attracted a lot of online listeners. At that time I launched the stream on a service called SHOUTcast, which was a directory of Internet radio stations. I quickly saw that my channel had climbed to the top of the station rankings and was virtually number one for a long time. That's what showed me that it wasn't just me who was interested in this music. A lot of other people were interested in electronic music and like me they just didn't have an outlet for it. I continued to grow the service as a hobby. It took a few years for it to grow into a full-time business. In the beginning, it was just about one channel and a certain style of electronic music, but with time I started to expand into a few different types of electronic music.

What makes DI.FM different is that from the beginning and to this day all of our content is presented through curation. Real people who love electronic music put the channels together diligently and work to get the very best for a multitude of genres of electronic music. We don't offer just dance music; DI.FM features other styles like chillout, drum & bass, lounge, techno, and many others.

The goal of DI.FM is to bring to the forefront the very best of electronic music to present listeners with a highly curated, lean-back listening experience in whatever style of music they enjoy. We're staying true to the mission and have focused only on electronic music, but keeping in mind that there's a wide spectrum of styles that exist in the world.

When did you realize your hobby could be a viable business? ^

I was already in college at that point and studying computer science. I had already expanded to maybe five or six different channels, and had hundreds of thousands of listeners coming to our site per month. That's when I felt that it was time to launch this as a business. I did it by putting together a subscription service that allowed people to listen to the channels without commercials. That was the main attraction, but to be honest, back then in the early 2000s, there wasn't much advertising to put into a streaming operation. This was very much in its infancy so it was primarily about subscriptions before that became the popular way to go.

Where does DI.FM fit among other music apps? ^

DI.FM is a boutique service that pays attention to our specialty, which is electronic music. At other companies such as Pandora, Spotify, Google, and Apple, electronic music has become a commodity and it gets lost in the sea of other music that's available on those services. Listeners have to do a lot of digging to find what they're looking for there.

At the end of the day, their functionality may differ a little bit but they're essentially all offering the same catalogs. It's like going to a McDonald's or a buffet with everything versus going to a specialty restaurant. Sure, we may not be as big and we may not be a huge national chain, but we are a boutique service and we specifically cater to our type of listeners. If you are a fan of sushi, you're going to go to a restaurant that specializes in sushi and not the place with sushi on the buffet. The listeners we serve are people who really care about the distinctions we make between different sub-genres of electronic music. It's not all the same for us. We don't bunch everything together under "dance music," we have over 90 distinct channels streaming curated content from each of these different subgenres of electronic music 24/7.

Our curation allows listeners to enjoy what is termed a "lean back experience." When they start listening, we want the music to continue to be so good that they don't need hit the "next" button to skip to another song over and over again - the music should be so good that it just flows. We want our listeners to trust us to play what they want to hear, and they already very much do.

Who are your customers and where do you find them?

We have been growing through word of mouth all of these years. We are a service that until now never had any outside investment - this is our first experience with fundraising. We kept the company private and all the growth that we have had over the years was through using the money we earned through the business. Now, word of mouth extends to people telling each other about DI.FM, but there are other methods such as getting listed in certain radio directories or app stores so people are able to discover us that way. If they search for electronic music, we likely come up pretty high if not number one in all those areas.

We haven't spent a lot of money on marketing to bring in new listeners, so it has mostly been through their own discovery and word of mouth. One of the main reasons we're doing this round of crowdfunding is that we want to jumpstart this growth by spending more significant money on user acquisition.

How does DI.FM make money?

We make money three ways. For the first two, the DI.FM service generates revenue through advertising and subscriptions. On the advertising side, we make money by selling audio and visual ads that listeners hear on the stream and see while they're listening on the website and mobile apps. We also make money from selling subscriptions to our premium service, which gives people access to even higher quality streaming without the advertising. DI.FM Premium is our main revenue source at the moment. Advertising used to be higher at certain points, but now premium accounts for a bigger portion of revenue.

The third revenue source is lesser-known to our audience, and it comes from our service-based platform. Because we own our own stack and the technology that runs our platform, we can monetize the platform by licensing to other Internet radio brands. For example, we provide the backend technology that runs services such as JAZZRADIO.com, ROCKRADIO.com, and a couple of others that pay to use the same platform as DI.FM to monetize their own users through ads and marketing integrations.

Do you see more of your growth coming from adding more subscribers or in the B2B area?

Our focus at the moment is growing DI.FM. We have contracts with our established clients for the platform use, so they're staying. We're not focusing on necessarily growing the business-to-business side, although if something comes along we'll look into it. The focus now is on growing the DI.FM user base, making the service stickier, and monetizing it effectively.

How do you measure user happiness and engagement? And what numbers are you looking to for improving the product?

One of the things we look at is how many people continue to subscribe. We have a very high number of people who continue to subscribe month in and month out, so that tells us the service is sticky long-term. Some of the numbers that we like to look at are metrics related to the number of streaming hours used and if people continue to use the service after registration or at what point they drop out.

What helps DI.FM stand apart from everything else and be a place listeners come back to?

The music and the curation of it are the most important. We bring a human touch to all of the music being played on our service. It's not just algorithms or computers guessing which tracks will go well together. We also work hard to develop the tools to make the listening experience continually better when people come back month after month to tune in.

This fundraising campaign is an opportunity to get in on owning the "Spotify" of electronic music. I strongly feel that because of our history of being lean, responsible, and smart when it comes to music and technology, that this is a solid investment. I feel confident that our team will work hard for the investors.
For our listeners and the fans of the music, this is also an investment into keeping electronic music independent from the influences of very corporate interests. This is where our passion comes in, and I think it's important that people invest in a business where the founders and employees are fans themselves. It's important to invest in a service where people are passionate about what they do and want to keep it alive

How do you get the music? ^

That can be a bit of a loaded question. These days we generally have a lot of music coming directly from labels or record pools. We have a team of curators that goes out and listens to a ton of music and they select only a small percentage to stream on DI.FM. Each curator likes to listen to the music coming from different sources, including a combination of license deals that we have with certain distributors. We also have record pools that we can pull music from because the labels set them up for the purposes of promotion, and a lot of the music is purchased from digital download sources that allow us to use the music because we're a licensed streaming service that's going to pay royalties on the plays.

What are your goals for the next year? ^

On a high level, our goal is to progress with some of the technology changes and improvements that we're constantly making and grow the service by acquiring new listeners at a much greater pace than ever before.

On the tech side, one of the things we're working on is making our service more interactive. Right now if you come to our service and you want to replay a track or your favorite tracks, that's not something we're able to let you do for licensing reasons. One of the projects that we're working on is to go out to different label distributors and made deals with them so we're able to use their content in fully interactive ways. That would mean they would let us use the content and replay it or skip forward or make it into a custom playlist. It's a challenge for us to go out and start making deals with a lot of these independent labels, but we have been making them already and are confident that we can continue doing so.

For user acquisition, we have run a number of tests and have learned our costs for acquiring new listeners and Premium subscribers, and we now know how to do this profitably. We plan on marketing through a variety of channels to tell more people about DI.FM, win over new listeners, and then convert them to our paid Premium subscription.

What's the long-term vision for DI.FM? ^

I want DI.FM to be a service where when people want anything related to excellent electronic music, they first think of us first, and they know that if they come to DI.FM, they'll be able to find excellent electronic music in myriad ways. All the different functionality that you would expect from a fully-built service -- playlists, repeats, skipping, and backtracking -- I want it all found on DI.FM but specifically geared for electronic music. That's my dream and I don't think we're far from it.

What worries you the most about the future? ^

To be quite honest, the biggest worry I have in this business is tied to the streaming music royalty rates. I am not losing sleep over building the technology because I think we have a capable team. We know what we're doing, and we know what the listeners really enjoy and like. But to operate in the environment that we have, where the royalty rates are sometimes making the margins a little too thin, doesn't always leave us with a lot of room for spending on user acquisition. I'd say that's the only thing that keeps me up at night.

Who is on your team? ^

I founded the company. From the very beginning, I was a computer science major and I built the earlier versions of the business, the code for the subscription service and some of the streaming technology. That was how I learned programming and various related things, so what I bring to the table is the concept for how the business and the service should perform, plus I have the technical knowhow to understand the technology behind it and how it needs to grow.

Then we have Eloy Lopez who joined us quite a number of years ago. Eloy also has a very interesting background. His relevant previous experience was at Beatport, which is one of the world's biggest digital retailers selling electronic music. Eloy is one of the co-founders of that service, having served in various executive roles after founding Beatport. Eloy brings an excellent level of managerial experience to the team having operated a bigger company than DI.FM. After Eloy was no longer at Beatport, he reached out to me to find out more about DI.FM. He's also a diehard electronic music fan so we got together to talk about it. One thing led to another, and he came onboard as our Chief Operating Officer and now President of DI.FM.

Since 2013, Eloy has built our Marketing team, which is headed by Alaina Bravo. Our Content team is headed by Christina Duran, who also came from a strong background in electronic music including some time at Beatport. Finance and Accounting is led by Emily McCullough who has an unmatched understanding of music-industry reporting and royalties. Our team of engineers and developers is led by Jo Friedman, who brings many years of experience to the team. In total, we have about 35 people full-time with the company right now.

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Eloy Lopez

President & COO at DI.FM

IRRUPT • University of Denver - Daniels College of Business

Greater Denver Area • 365

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Eloy Lopez is an entrepreneur with over 12 years of experience in the electronic music industry. In 2004, nine years after his first encounter with electronic music, he co-founded Beatport, the largest music store for DJs in the world....

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Experience

Founder / Chairman
IRRUPT
May 2015 – Present • 2 yrs 5 mos
Denver US, Berlin Germany

IRRUPT is a premium sound design and production company based in Denver and Berlin, that creates and curates sound elements for music producers and performers. IRRUPT's creative sounds are designed to inspire studio productions, live performances, and creative DJ sets - to reach beyond what is formulaic, routine, and expected.

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President & COO

Digitally Imported, Inc.

Jul 2011 – Present • 6 yrs 3 mos

Greater Denver Area

Digitally Imported is a multi-channel internet radio service focusing exclusively on Electronic Music. Our team of curators sift through petabytes of new releases and back catalogs to find only the best from each genre or style. Many millions of registered listeners, umpteen channels covering every corner of Electronic Music and still growing.

In my role as President & COO I am directly responsible for building and managing teams of passionate and driven people to build a stable foundation for horizontal and vertical growth. I manage the day-to-day operations, development and marketing initiatives to deliver a great user experience and increasing revenues across the entire network of services.

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Chief Operating Officer

AudioAddict, Inc.

Jul 2011 – Dec 2016 • 5 yrs 6 mos

Greater Denver Area

In my role as COO I am directly responsible for building and managing teams of passionate and driven people to build a stable foundation for horizontal and vertical growth. I manage the day-to-day operations, development and marketing initiatives to deliver a great user experience and increasing revenues across the entire network of services

Shareholder

Factory Design Labs

Jan 2003 – Sep 2015 • 12 yrs 9 mos

Greater Denver Area

As a member of FDL I am advisor to the executive staff and Sr. management team.

Founding Partner

Beatport

Jan 2003 – Mar 2013 • 10 yrs 3 mos

Greater Denver Area

Founded in 2004, Beatport is the largest music store for DJs in the world. Beatport offers music in premium digital formats and provides unique music discovery tools created for and by DJs. Each week, Beatport's music collection is refreshed with hundreds of exclusive tracks by the world's top dance music artists.

As founder of the idea I conceptualized the business plan and strategy. Over the years I built a passionate team of dedicated music lovers, forming the foundation to support growth and innovation. As the market matured Beatport led the industry by executing a marketing strategy to separate itself from its competitors, as well as a sharp focus on acquiring only the best exclusive content available.

Media (1)



Beatport in the Spotlight [2007]

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Education

University of Denver - Daniels College of Business
Pursuing an MBA, Business
2010 – 2011

Red Rocks Community College
Certificate, Small Business
2000 – 2000

ITT Tech
Associates, Drafting/Engineering
1996 – 1998

Featured Skills & Endorsements

Start-ups · 47
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Endorsed by **8 of Eloy's colleagues at Digitally Imported, Inc.**

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Endorsed by **9 of Eloy's colleagues at Digitally Imported, Inc.**

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Endorsed by **Chris Fischer, who is highly skilled at this**
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Laura Perenyi, PHR, SHRM-CP
Experienced and Upbeat Human Resources Professional
March 30, 2012, Laura worked with Eloy but at different companies

Eloy shows professionalism in all that he does. He is passionate about music, people, and the betterment of both. He shares his passion and knowledge with others, and one can't help but to be energized by him.



Dianne deGuzman
Digital marketing, music, & slow food enthusiast with 15+ years of B2C and B2B marketing experience.
October 12, 2011, Dianne reported directly to Eloy

Eloy has helped shape and direct many careers in his (ongoing) very successful path, including mine. The man behind the original Beatport vision, Eloy is a "think outside the box" character. He's no non-sense, a problem solver, and an overall stand up leader that I was proud to work for.

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Emily McCullough

Finance Manager at Digitally Imported, Inc.

Digitally Imported, Inc. • Wake Forest University

Greater Denver Area • 167

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Experience

Finance Director
Digitally Imported, Inc.
May 2013 – Present • 4 yrs 5 mos

Controller
Qualvu
Nov 2012 – May 2013 • 7 mos
Lakewood, CO

Controller
Beatport
Jun 2008 – Nov 2012 • 4 yrs 6 mos

Senior Auditor
Ernst and Young
2005 – 2008 • 3 yrs

Education

Wake Forest University
MSA, Accounting
2003 – 2004

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Received (0) Given (4)



Kyle Covell
Finance leader with a passion for working with entrepreneurs to build napkin sketches into thriving enterprises.
May 20, 2017, Kyle worked with Emily in the same group

Kyle and I worked together at Beatport, as well as Qualvu. Kyle was constantly working to forecast and model out operations in order to bring the best information to the relevant stakeholders to aid in decision making. I have also never seen him back down when an unpleasant message needs to be delivered.

In my time working with Kyle, I found him to be diligent, honest and hard working, not to mention the fact he is a great person. I definitely miss working with him!



Jyll Bratter
Account Director at Media Matters SF LA
July 24, 2015, Emily worked with Jyll in different groups

I had the opportunity to work with Jyll at AudioAddict. She dove right in when she came on board! She is extremely knowledgeable and sales savvy while her positive attitude and great personality made it easy to integrate her into the team.

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Wake Forest University
49,971 followers

Wake Forest University
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Digitally Imported, Inc.
722 followers

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ADDICTIVE

Ari Shohat

CEO at Digitally Imported

Digitally Imported, Inc. • Binghamton University

Israel • 428

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Experience

Founder & CEO

Digitally Imported, Inc.

Feb 2000 – Present • 17 yrs 8 mos

Denver, CO

http://www.di.fm

Digitally Imported is the highest ranking and most listened to digital radio for electronic music fans around the world. The service offers 90+ channels of the best electronic music available through its websites and mobile apps.

As President and CEO of Digitally Imported, I directed the development of Digitally Imported's services and offerings. I have gathered a highly skilled team of developers and electronic music aficionados to create the global Internet radio service that Digitally Imported is today. All the while pioneering a viable and profitable Internet Radio business model through pursuit of excellence in user experience and content curation.

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Education

Binghamton University

BS, Computer Science

Pace University

Computer Science / IT

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Federico Saretzki

Music Curator | Content Coordinator | Digital Customer Service

July 28, 2016, Federico reported directly to Ari

Ari is a true, genuine and passionate music lover and has developed outstanding technological achievements as a pioneer of online radio and streaming since the late 90s. As a leader and focused executive, he works with the team to develop an online music experience to a multicultural audience.

Ian Levesque

Software Engineer at Facebook

January 18, 2016, Ari was senior to Ian but didn't manage directly

Ari has continually demonstrated insightful knowledge of the music industry and the challenges associated with web and mobile businesses. He has the deep technical understanding required to effectively set the product direction and deal realistically with the technical teams to bring that vision to life repeatedly over the span of many years.

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Accomplishments

3 **Languages**

English • Hebrew • Russian

Interests

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